     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000
                                                      REGISTRATION NO. 333-96127
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          RIGEL PHARMACEUTICALS, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                        8731                    94-3248524
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
     of incorporation or         Industrial Classification    Identification No.)
        organization)                  Code Number)

                             240 EAST GRAND AVENUE
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 624-1100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                 JAMES M. GOWER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          RIGEL PHARMACEUTICALS, INC.
                             240 EAST GRAND AVENUE
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 624-1100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

           PATRICK A. POHLEN, ESQ.                            RICHARD R. PLUMRIDGE, ESQ.
             COOLEY GODWARD LLP                                  JEFF T. HARRIS, ESQ.
            FIVE PALO ALTO SQUARE                                   ARUN JHA, ESQ.
             3000 EL CAMINO REAL                            BROBECK, PHLEGER & HARRISON LLP
          PALO ALTO, CA 94306-2155                         370 INTERLOCKEN BLVD., SUITE 500
               (650) 843-5000                                    BROOMFIELD, CO 80021
                                                                    (303) 410-2000

                         ------------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Amendment No. 3 to Form S-1 Registration Statement is being filed for the sole purpose of filing additional exhibits as per Item 16(a) of Part II.

--------------------------------------------------------------------------------

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than the underwriting discounts payable by us, in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

SEC registration fee........................................  $   32,789
NASD filing fee.............................................  $    1,000
Nasdaq National Market listing fee..........................  $   95,000
Blue Sky Fees and Expenses..................................  $   18,000
Transfer Agent and Registrar fees...........................  $    3,500
Accounting fees and expenses................................  $  215,000
Legal fees and expenses.....................................  $  450,000
Printing and engraving costs................................  $  180,000
Miscellaneous expenses......................................  $    4,711

    Total...................................................  $1,000,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

-   for any breach of duty of loyalty to us or to our stockholders;

- for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

- for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

- for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation further provides that we must indemnify our directors and executive officers and may indemnify our other officers and employees and agents to the fullest extent permitted by Delaware law. We believe that indemnification under our amended and restated certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Rigel, arising out of the person's services as our director or officer, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

The underwriting agreement (Exhibit 1.1) will provide for indemnification by the underwriters of Rigel, our directors, our officers who sign the registration statement, and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since July 15, 1996, Rigel has sold and issued unregistered securities to a limited number of persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and Rigel believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. We believe that all recipients had adequate access to information about Rigel, through their relationships with Rigel.

Since July 15, 1996, Rigel has sold and issued the following unregistered securities:

(1) From July 15, 1996 to January 31, 2000, we granted incentive stock options and nonstatutory stock options to purchase an aggregate of 7,597,099 shares of Rigel's common stock at exercise prices ranging from $0.10 to $4.50 per share to employees, directors and consultants under the Plan. Of these stock options 655,162 shares have been canceled without being exercised, 588,334 shares have been exercised, 2,500 shares have been repurchased and 6,108,603 shares remain outstanding.

(2) In July 1996 and January 1997, we sold an aggregate of 2,860,000 shares of our common stock to five purchasers at a purchase price of $0.001 per share, 350,000 shares of which we repurchased.

(3) From July 1996 to January 1997, we sold an aggregate of 665,000 shares of our Series A preferred stock to four purchasers at a purchase price of $0.10 per share.

(4) In January 1997, we sold an aggregate of 7,500,000 shares of our Series B preferred stock to nine purchasers at a purchase price of $0.80 per share.

(5) In May 1997, we issued a warrant to purchase 175,000 shares of our Series B preferred stock at a purchase price of $0.80 per share.

(6) From November 1997 to January 1998, we sold an aggregate of 7,406,843 shares of our Series C preferred stock to twelve purchasers at a purchase price of $1.14 per share.

(7) In June 1998, we issued a warrant to purchase 131,578 shares of Series C preferred stock at an exercise price of $1.14 per share.

(8) From December 1998 to May 1999, we sold an aggregate of 6,481,864 shares of our Series D preferred stock to ten purchasers at a purchase price of $2.00 per share.

(9) In December 1998, we issued five warrants to purchase an aggregate of 191,100 shares of Series D preferred stock at an exercise price of $2.00 per share, of which 180 shares have been exercised.

(10) On February 3, 2000, we sold an aggregate of 2,508,330 shares of our Series E preferred stock to thirteen purchasers at a purchase price of $6.00 per share, and issued 50,000 shares of Series E preferred stock to one entity for a license for technology.

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


        1.1**              Form of Underwriting Agreement.
        3.1*               Amended and Restated Certificate of Incorporation of Rigel
                           to be filed upon the closing of the offering made pursuant to this Registration Statement.
        3.2*               Amended and Restated Bylaws of Rigel to be filed upon the
                           closing of the offering made pursuant to this Registration
                           Statement.
        4.1*               Specimen Common Stock Certificate.
        4.2*               Amended and Restated Investor Rights Agreement, dated
                           February 3, 2000, between Rigel and holders of Rigel's
                           Series B, Series C, Series D and Series E preferred stock.
        4.3*               Form of warrant to purchase shares of common stock.
        4.4*               Warrant issued to Lighthouse Capital Partners II, L.P. for purchase of shares of Series B preferred stock.
        4.5*               Warrant issued to Lighthouse Capital Partners II, L.P. for purchase of shares of Series C preferred stock.
        4.6*               Form of warrant to purchase shares of Series D preferred
                           stock.
        5.1*               Opinion of Cooley Godward LLP.
       10.1*               Form of Indemnity Agreement.
       10.2*               2000 Equity Incentive Plan.
       10.3*               Form of Stock Option Agreement pursuant to 2000 Equity
                           Incentive Plan.
       10.4*               2000 Employee Stock Purchase Plan.
       10.5*               2000 Non-Employee Directors' Stock Option Plan.
       10.6   ++           Collaboration Agreement between Rigel and Janssen
                           Pharmaceutica N.V., dated December 4, 1998.
       10.7   ++           Collaborative Research and License Agreement between Rigel and Pfizer Inc., dated January 31, 1999.
       10.8   ++           Collaboration Agreement between Rigel and Novartis Pharma
                           AG, dated May 26, 1999.
       10.9   ++           License and Research Agreement between Rigel and Cell
                           Genesys, Inc., dated September 2, 1999.
       10.10*              Collaborative Research and Development Agreement between
                           Rigel and Neurocrine Biosciences, Inc., dated
                           December 1997.
       10.11*              Employment agreement between Rigel and Donald Payan, dated
                           January 16, 1997.
       10.12*              Lease between Rigel and Britannia Pointe Grand Limited
                           Partnership, dated June 2, 1998.
       23.1*               Consent of Ernst & Young LLP, Independent Auditors.
       23.2*               Consent of Cooley Godward LLP (included in Exhibit 5.1).
       24.1*               Power of Attorney
       27.1*               Financial Data Schedule.


---------

*  Previously filed.

** To be filed by amendment.

++ Confidential treatment requested as to specific portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

ITEM 17. UNDERTAKINGS

The registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 24th day of March, 2000.


                                                     RIGEL PHARMACEUTICALS, INC.

                                                     By: /s/ JAMES M. GOWER
                                                         --------------------------------------------
                                                         James M. Gower
                                                         CHIEF EXECUTIVE OFFICER

SIGNATURE                                   TITLE                                    DATE
----------------------------------------------------------------------------------------------------
/s/ JAMES M. GOWER                          President, Chief Executive Officer and
---------------------------------             Director (Principal Executive          March 24, 2000
James M. Gower                                Officer)

                                            Senior Vice President, Chief Financial
/s/ BRIAN C. CUNNINGHAM                       Officer, Chief Operating Officer and
---------------------------------             Secretary (Principal Finance and       March 24, 2000
Brian C. Cunningham                           Accounting Officer)

/s/ DONALD G. PAYAN
---------------------------------           Executive Vice President, Chief          March 24, 2000
Donald G. Payan                               Scientific Officer and Director

/s/ JEAN DELEAGE
---------------------------------           Director                                 March 24, 2000
Jean Deleage

/s/ ALAN D. FRAZIER
---------------------------------           Director                                 March 24, 2000
Alan D. Frazier

/s/ WALTER H. MOOS
---------------------------------           Director                                 March 24, 2000
Walter H. Moos

/s/ STEPHEN A. SHERWIN
---------------------------------           Director                                 March 24, 2000
Stephen A. Sherwin

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXHIBIT INDEX


              EXHIBIT
               NUMBER      DESCRIPTION
---------------------------------------------------------------------------------------
        1.1**              Form of Underwriting Agreement.

        3.1*               Amended and Restated Certificate of Incorporation of Rigel
                           to be filed upon the closing of the offering made pursuant to this Registration Statement.

        3.2*               Amended and Restated Bylaws of Rigel to be filed upon the
                           closing of the offering made pursuant to this Registration
                           Statement.

        4.1*               Specimen Common Stock Certificate.

        4.2*               Amended and Restated Investor Rights Agreement, dated
                           February 3, 2000, between Rigel and holders of Rigel's
                           Series B, Series C, Series D and Series E preferred stock.

        4.3*               Form of warrant to purchase shares of common stock.

        4.4*               Warrant issued to Lighthouse Capital Partners II, L.P. for purchase of shares of Series B preferred stock.

        4.5*               Warrant issued to Lighthouse Capital Partners II, L.P. for purchase of shares of Series C preferred stock.

        4.6*               Form of warrant to purchase shares of Series D preferred
                           stock.

        5.1*               Opinion of Cooley Godward LLP.

       10.1*               Form of Indemnity Agreement.

       10.2*               2000 Equity Incentive Plan.

       10.3*               Form of Stock Option Agreement pursuant to 2000 Equity
                           Incentive Plan.

       10.4*               2000 Employee Stock Purchase Plan.

       10.5*               2000 Non-Employee Directors' Stock Option Plan.

       10.6   ++           Collaboration Agreement between Rigel and Janssen
                           Pharmaceutica N.V., dated December 4, 1998.

       10.7   ++           Collaborative Research and License Agreement between Rigel and Pfizer Inc., dated January 31, 1999.

       10.8   ++           Collaboration Agreement between Rigel and Novartis Pharma
                           AG, dated May 26, 1999.

       10.9   ++           License and Research Agreement between Rigel and Cell
                           Genesys, Inc., dated September 2, 1999.

       10.10*              Collaborative Research and Development Agreement between
                           Rigel and Neurocrine Biosciences, Inc., dated
                           December 1997.

       10.11*              Employment agreement between Rigel and Donald Payan, dated
                           January 16, 1997.

       10.12*              Lease between Rigel and Britannia Pointe Grand Limited
                           Partnership, dated June 2, 1998.

       23.1*               Consent of Ernst & Young LLP, Independent Auditors.

       23.2*               Consent of Cooley Godward LLP (included in Exhibit 5.1).

       24.1*               Power of Attorney

       27.1*               Financial Data Schedule.


---------

*  Previously filed.

** To be filed by amendment.

++ Confidential treatment requested as to specific portions, which portions are omitted and filed separately with the Securities and Exchange Commission.